Exhibit 10.1.2

SIXTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Sixth Amendment to Loan and Security Agreement is entered into as of April 30, 2012 (the “Amendment”) by and between SQUARE 1 BANK (“Bank”) and LIPOSCIENCE, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of February 7, 2008, as may be amended from time to time (the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. Section 6.7(b) of the Agreement is hereby amended and restated, as follows:

(b) Revenue to Plan. Measured monthly, beginning with the reporting period ending January 31, 2012 and continuing through the reporting period ending December 31, 2012, Revenue shall be at least 75.0% of the projections that have been approved by Borrower’s Board of Directors, such required amounts being set forth in column B of the table immediately below for the corresponding monthly reporting periods. For the 2013 fiscal year, Bank shall determine new Revenue covenant levels acting in good faith and on a reasonable basis and based upon the projections approved by Borrower’s Board of Directors, which shall be provided to Bank in accordance with Section 6.2(iii) of the Agreement.

A	B
Monthly Reporting Period	Revenue to Plan covenant levels
January 2012	$3,107,290
February 2012	$3,180,931
March 2012	$3,302,146
April 2012	$3,213,524
May 2012	$3,264,626
June 2012	$3,276,266
July 2012	$3,209,889
August 2012	$3,297,914
September 2012	$3,283,407
October 2012	$3,340,640
November 2012	$3,335,000
December 2012	$3,353,557

2. The following definition in Exhibit A to the Agreement is hereby amended and restated, as follows:

“Revolving Maturity Date” means May 1, 2013.

3. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement, in each case, as amended hereby.

4. Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

5. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

6. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a) this Amendment, duly executed by Borrower;

b) payment of all Bank Expenses, including Bank’s expenses for the documentation of this Amendment and any related documents, and any UCC, good standing or intellectual property search or filing fees, which may be debited from any of Borrower’s accounts; and

c) such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Signatures to follow]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

LIPOSCIENCE, INC.		SQUARE 1 BANK

By:	/s/ Lucy G. Martindale	By:	/s/ David B. Kho

Name:	Lucy G. Martindale	Name:	David B. Kho

Title:	Chief Financial Officer	Title:	Venture Banking Officer

[Signature Page to Sixth Amendment to Loan and Security Agreement]

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